UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2022

PRAXIS PRECISION MEDICINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.
99 High Street, 30th Floor
Boston, Massachusetts 02110
(Address of principal executive offices, including zip code)
(617) 300-8460
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On August 8, 2022, Praxis Precision Medicines, Inc. (the “Company”) announced its financial results for the quarter ended June 30, 2022. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
On August 8, 2022, the Company updated its corporate presentation for use in meetings with investors, analysts and others. The presentation is available in the “Investors + Media” portion of the Company’s website at investors.praxismedicines.com and a copy is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K under Items 2.02 and 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
The Company completed the PRAX-562 Phase 1, two-part, placebo-controlled study evaluating the safety, tolerability, pharmacokinetics and pharmacodynamics of 90 mg of PRAX-562 over 28 days (Part A, N=12) and of 600 mg BID of oxcarbazepine (a sodium channel blocker, or SCB) in combination with 120 mg of PRAX-562 as compared to oxcarbazepine alone in adult healthy volunteers (Part B, N=18). PRAX-562 was well-tolerated as a stand-alone therapy and led to the expected changes in quantitative electroencephalogram (“qEEG”) biomarkers; additive effect was shown when combined with oxcarbazepine at supra-therapeutic doses.
PRAX-562 was well-tolerated in Part A of the study, with no clinically significant safety findings. The majority of Treatment Emergent Adverse Events (“TEAEs”) were considered mild to moderate in both Part A and Part B of the study.
Part B evaluated the combination of oxcarbazepine and PRAX-562 as compared with oxcarbazepine alone. The co-administration of supra-therapeutic doses of PRAX-562 and oxcarbazepine led to additive sodium blocking effects, providing information about optimal target exposures for concomitant use of PRAX-562 and oxcarbazepine, and additional supportive evidence of PRAX-562 sodium channel blocking effects. Participants in Part B who received PRAX-562 in combination with oxcarbazepine developed TEAEs consistent with sodium channel blocking effects, leading to study withdrawal for five participants. One participant in Part B experienced drug-related Serious Adverse Events (“SAEs”) that required hospitalization and resolved that day. No similar SAEs have been previously reported for PRAX-562.
In Part A, dosing with 90 mg of PRAX-562 over 28 days resulted in concentrations that exceeded the EC50 in the maximal electroshock seizure model by 13-fold (based on mean concentration at Day 28), indicating the potential for a wider therapeutic index than other SCBs.
In Part A, statistically significant changes were observed between placebo and 90 mg of PRAX-562 on qEEG and on auditory steady state response, a pharmacosensitive biomarker for assessing neuronal sensory function.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 8, 2022

99.2	Praxis Precision Medicines, Inc. August 2022 Corporate Presentation

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

August 8, 2022	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer